As filed with the U.S. Securities and Exchange Commission on March 5, 2025.

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Brag House Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7990	87-4032622
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

45 Park Street,
Montclair, NJ 07042
(413) 398-2845

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lavell Juan Malloy, II
Chief Executive Officer
Brag House Holdings Inc.
45 Park Street,
Montclair, NJ 07042
(413) 398-2845

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Joseph M. Lucosky, Esq. Scott Linsky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400	Joel Mayersohn, Esq. Dickinson Wright PLLC 350 East Las Olas Boulevard, Suite 1750 Fort Lauderdale, FL 33301 (954) 991-5420

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-280282

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Brag House Holdings, Inc., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-280282), initially filed by the Registrant on June 18, 2024 and declared effective by the Securities and Exchange Commission (the “SEC”) on February 14, 2025 (the “Base Registration Statement”).

This Registration Statement covers the registration of an additional $500,000 worth of shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), or an additional $575,000 worth of Common Stock if the representative of the underwriters exercises its over-allotment option in full.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Base Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

The list of exhibits following the signature page of this registration statement is incorporated by reference herein.

Exhibit Number	Description of Document

5.1*	Opinion of Lucosky Brookman LLP as to the legality of the securities being registered
23.1*	Consent of Marcum LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, State of New York on March 5, 2025.

Brag House Holdings, Inc.

By:	/s/ Lavell Juan Malloy, II
Name:	Lavell Juan Malloy, II
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lavell Juan Malloy, II	Chairman of the Board and Chairman	March 5, 2025
Lavell Juan Malloy, II	(Principal Executive Officer)

/s/ Daniel Leibovich	Chief Operating Officer, Interim Chief Financial Officer and Director	March 5, 2025
Daniel Leibovich	(Principal Financial and Accounting Officer)

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